EXHIBIT 10.13

AMENDMENT NO. 5

AMENDMENT NO. 5 (this "Amendment No. 5") dated as of March 30, 2009 among LEGG MASON, INC. (the "Borrower"), the Lenders executing this Amendment No. 5 on the signature pages hereto and Citibank, N.A., in its capacity as administrative agent (the "Administrative Agent") under the Credit Agreement referred to below.

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to a Term Loan Agreement dated as of October 14, 2005 (as amended by Amendments No. 1, No. 2, No. 3 and No. 4 thereto, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for term loans to the Borrower.

NOW THEREFORE, the parties hereto wish now to amend the Credit Agreement in certain respects, and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 5, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Certain Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by (i) amending the definition of "Consolidated EBITDA" by replacing "$2,750,000,000" with "$3,000,000,000", (ii) amending the following definitions to read in their entirety as follows (to the extent already included in said Section 1.01) and (iii) adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.01):

"Leverage Ratio" means, on any date , the ratio of (a) the difference (not less than zero) equal to (x) the aggregate outstanding principal amount of all Indebtedness (other than Non-Recourse Indebtedness and the Defeased Notes) of the kinds referred to in clauses (a), (b) and (h) of the definition of "Indebtedness" herein (and of the kind referred to in clause (g) of such definition to the extent it relates to Indebtedness of the kinds referred to in clauses (a), (b) and (h) of the definition thereof) of the Borrower and its Subsidiaries on such date, excluding the amount that is equal to (i) the aggregate outstanding amount of Hybrid Capital Securities at such time multiplied by (ii) the Hybrid Capital Securities Percentage at such time minus (y) the aggregate amount of Unrestricted Cash at such time, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on or most recently ended prior to such date. Without limiting the generality of Section 5.01(b)(iii)(y), each calculation of the Leverage Ratio by the Borrower that is delivered to the Administrative Agent shall be accompanied by a certificate of a Financial Officer of the Borrower setting forth the aggregate amount of Taxes estimated in good faith by the Borrower that would be imposed by any Governmental Authority as a result of repatriation into the United States of Unrestricted Cash.

"Unrestricted Cash" means, at any time, the difference (not less than zero) equal to (a) the aggregate amount of cash and cash equivalents held at such time by the Borrower and its Consolidated Subsidiaries to the extent that (i) such cash and cash equivalents are immediately (subject to any customary and necessary corporate or other action that could not reasonably be expected to result in any material delay) available to repay obligations of the Borrower, (ii) such cash and cash equivalents are not subject to any Liens other than any Lien in favor of the Administrative Agent for the benefit of the Lenders or in favor of the Administrative Agent under the Revolving Credit Agreement for the benefit of the Issuing Lenders and the Lenders under the Revolving Credit Agreement and (iii) in the case of cash and cash equivalents held by any such Subsidiary, such Subsidiary is not at such time prohibited by any applicable law or regulation or its charter, by-laws or other organizational documents or any order of any Governmental Authority or any binding contract from distributing or otherwise transferring such cash and cash equivalents to the Borrower minus (b) the sum of (i) an amount equal to the greater of (x) $500,000,000 and (y) the aggregate amount of cash and cash equivalents satisfying the conditions set forth in clause (a) above held at such time by operating Subsidiaries of the Borrower plus (ii) in the case of cash and cash equivalents held at such time outside the United States by non-operating Subsidiaries of the Borrower, the aggregate amount of Taxes estimated in good faith by the Borrower that would be imposed by any Governmental Authority as a result of repatriation of such cash and cash equivalents into the United States.

2.03. Maximum Leverage Ratio. Section 5.03(a) of the Credit Agreement is hereby amended to read as follows:

"(a) Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed 3.0:1.0 at any time."

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that (a) the representations and warranties set forth in Article IV of the Credit Agreement (except (x) Section 4.01(k) thereof, (y) to the extent relating to the class action litigations described in the Form 10-K of the Borrower for the fiscal year ended March 31, 2008, Section 4.01(f)(i) thereof, and (z) to the extent relating to the Transaction Agreement and the transactions contemplated thereby, Section 4.01(f)(ii) thereof, and provided that for purposes of this Section 3, the date referred to in the last sentence of Section 4.01(e) thereof shall be deemed to be March 31, 2008 instead of March 31, 2005), and in each of the other Loan Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date) and as if each reference in said Article IV to "this Agreement" included reference to this Amendment No. 5 and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

4.01. Execution. The Administrative Agent shall have received counterparts of this Amendment No. 5 executed by the Borrower and the Lenders party to the Credit Agreement constituting the Majority Lenders.

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4.02. Amendment Fee. The Administrative Agent shall have received for the account of each Lender that, not later than 6:00 p.m. New York City time on March 30, 2009, shall have executed a counterpart of this Amendment No. 5 and delivered the same to the Administrative Agent, an amendment fee in such amount as shall have been previously disclosed to the Lenders by the Borrower.

4.03. Fees and Expenses. The Borrower shall have paid in full the costs, expenses and fees as set forth in Section 8.04(a) of the Credit Agreement.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 5 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 5 by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 5 shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed by their respective authorized officers as of the day and year first above written.

LEGG MASON, INC.

By:	/s/ Charles J. Daley, Jr.

Name: Charles J. Daley, Jr.
Title: CFO

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Vice President

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LENDERS

CITIBANK, N.A.,

By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Vice President

BANK OF AMERICA, N.A..

By:	/s/ Hichem Kerma

Name: Hichem Kerma
Title: Vice President

THE BANK OF NEW YORK

By:	/s/ Michael Pensari

Name: Michael Pensari
Title: V.P.

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Richard Herder

Name: Richard Herder
Title: Managing Director

By:	/s/ Michael Campites

Name: Michael Campites
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sergey Sherman

Name: Sergey Sherman
Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James H. Reichert

Name: James H. Reichert
Title: Vice President

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MERRILL LYNCH BANK USA

By:	/s/ Derek Befus

Name: Derek Befus
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:

Name:
Title:

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Darcy Salinger

Name: Darcy Salinger
Title: Vice President

MANUFACTURERS & TRADERS TRUST CO.

By:	/s/ Lynn S. Manthy

Name: Lynn S. Manthy
Title: Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Seagers

Name: Kirk Seagers
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ David Bendel

Name: David Bendel
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jay Lipman

Name: Jay Lipman
Title: Vice President

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SCOTIABANC INC.

By:	/s/ J.F. Todd

Name: J.F. Todd
Title: Managing Director

CHANG HWA COMMERCIAL BANK, LTD, LOS ANGLES BRANCH

By:	/s/ Beverley Chen

Name: Beverley Chen
Title: Vice President & General Manager

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